EXHIBIT (a)(1)(iv)

FORM OF ANNOUNCEMENT EMAIL TO NON-EXECUTIVE OFFICERS

TO:	[Employee]
FROM:	Steve Spratt, Director Compensation & Benefits
SUBJECT:	IMPORTANT NEWS: Launch of Stock Option Exchange Program
DATE:	May 29, 2012

IMPORTANT NEWS — PLEASE READ IMMEDIATELY. SHOULD YOU CHOOSE TO PARTICIPATE IN THIS PROGRAM, YOU MUST TAKE ACTION BY 11:59 P.M., PACIFIC TIME, ON June 25, 2012.

We are pleased to provide details of the previously announced stock option exchange program.  As you hold eligible stock options, we encourage you to carefully read the “Offer to Exchange Certain Outstanding Stock Options for New Stock Options” as well as the other offering materials contained in the Schedule TO we filed with the Securities and Exchange Commission on May 29, 2012, all of which are available on the stock option exchange program website at https://reachlocal.equitybenefits.com.  These materials will help you to understand the risks and benefits of our exchange program and the terms and conditions of the offer.

STOCK OPTION EXCHANGE PROGRAM INFORMATION & WEBSITE
Below you’ll find a basic outline of the program.  Please take the time to educate yourself about the program by reviewing the resources on the option exchange website.  If you choose to participate, you can elect to do so through this website as well.  To log into the website, please go to https://reachlocal.equitybenefits.com. Your login ID is your company email address, and your initial password is your birth year and the last 4 digits of your social security number (no spaces).  You will be required to reset your password during your initial login.

ELIGIBILITY
All employees (other than executive officers) who hold options with exercise prices at or above $10.91 per share and are continuously employed by ReachLocal or one of its subsidiaries throughout the offering period are eligible to participate in the stock option exchange program.

EXCHANGE DETAILS
•
Exchange Ratio: Eligible stock options may be exchanged for replacement stock options to purchase a lesser number of shares with an exercise price equal to the fair market value of ReachLocal’s common stock on the replacement grant date, depending on the exercise price as follows:

Exercise Price	Exchange Ratio (Eligible Options for Replacement Options)	Example
$10.91 to $13.48	1.25-for-1	500 eligible options exchanged for 400 replacement options
$16.71 to $17.02	1.45-for-1	500 eligible options exchanged for 344 replacement options
$20.98 to $22.46	1.75-for-1	500 eligible options exchanged for 285 replacement options
$25.51	2-for-1	500 eligible options exchanged for 250 replacement options

Some key features of the new “replacement” options include:

•
Type of Option: Eligible non-qualified stock options may be exchanged for replacement non-qualified stock options.  Eligible incentive stock options may be exchanged for replacement incentive stock options.

•
Vesting Period: New four-year term, vesting 12.5% on the six-month anniversary of the replacement grant date and in substantially equal installments monthly thereafter over the subsequent 42 months, subject to continued service through the vesting date.

•	Option Term: New seven-year term.

•
Exercise Price: Closing sale price of ReachLocal’s common stock, as reported on The NASDAQ Global Select Market, on the grant date of the replacement options, which will be the final day of the offering period, which we currently expect to be June 25, 2012.

TIMING
•	The offering period begins now and will end at 11:59 p.m., Pacific Time, on June 25, 2012, unless ReachLocal is required or decides to extend the offering period to a later date.

•
Employees who wish to participate in the stock option exchange program must elect to participate during this window through the stock option exchange program website.  We will not accept any elections after 11:59 p.m., Pacific Time, on June 25, 2012, unless ReachLocal is required or decides to extend the offering period to a later date.

•
Employees who wish to change or withdraw their previously submitted election to exchange options may do so at any time on or before 11:59 p.m., Pacific Time, on June 25, 2012.  If ReachLocal is required or decides to extend the offering period to a later date, employees may change or withdraw their election at any time until the end of the offering period.  To withdraw a previously submitted election, an employee must submit a new election form before that deadline, indicating an election not to exchange eligible options.

•	Based on our expected timeline, employees will be granted a replacement option in exchange for each eligible option tendered for exchange on June 25, 2012.

HOW TO LEARN MORE
The election period for our stock option exchange program begins today.  There are many things to consider when deciding whether or not to participate in this program, and we encourage you to carefully read the offering materials available at https://reachlocal.equitybenefits.com before deciding whether to participate.  Please review the stock option exchange program website for more information and instructions on how to elect to participate in the program, change a prior election or withdraw your election before the end of the election period.

In addition, ReachLocal will be holding an informational webinar during the times listed below to provide an overview of the stock option exchange program. The date and times are:

Date of Webinar	Times of Webinar
May 31, 2012	11:00 a.m. Central time
May 31, 2012	2:00 p.m. Central time
May 31, 2012	8:30 p.m. Central time

Webinar login information will follow in a follow-up email.

REACHLOCAL MAKES NO RECOMMENDATION AS TO WHETHER YOU SHOULD PARTICIPATE IN THE STOCK OPTION EXCHANGE PROGRAM.  YOU MUST MAKE YOUR OWN DECISION WHETHER TO PARTICIPATE.  WE ENCOURAGE YOU TO SPEAK WITH YOUR FINANCIAL, LEGAL AND/OR TAX ADVISORS AS NECESSARY, BEFORE DECIDING WHETHER TO PARTICIPATE IN THIS PROGRAM.

If you have any questions about the exchange program, please contact optionexchangequestions@reachlocal.com.

FORM OF ANNOUNCEMENT EMAIL TO EXECUTIVE OFFICERS

TO:	[Executive Officer]
FROM:	Steve Spratt, Director Compensation & Benefits
SUBJECT:	IMPORTANT NEWS: Launch of Stock Option Exchange Program
DATE:	May 29, 2012

IMPORTANT NEWS — PLEASE READ IMMEDIATELY. SHOULD YOU CHOOSE TO PARTICIPATE IN THIS PROGRAM, YOU MUST TAKE ACTION BY 11:59 p.m., PACIFIC TIME, ON June 25, 2012.

We are pleased to provide details of the previously announced stock option exchange program.  As you hold eligible stock options, we encourage you to carefully read the “Offer to Exchange Certain Outstanding Stock Options for New Stock Options” as well as the other offering materials contained in the Schedule TO we filed with the Securities and Exchange Commission on May 29, 2012, all of which are available on the stock option exchange program website at https://reachlocal.equitybenefits.com.  These materials will help you to understand the risks and benefits of our exchange program and the terms and conditions of the offer.

STOCK OPTION EXCHANGE PROGRAM INFORMATION & WEBSITE
Below you’ll find a basic outline of the program.  Please take the time to educate yourself about the program by reviewing the resources on the option exchange website.  If you choose to participate, you can elect to do so through this website as well.  To log into the website, please go to https://reachlocal.equitybenefits.com. Your login ID is your company email address, and your initial password is your birth year and the last 4 digits of your social security number (no spaces).  You will be required to reset your password during your initial login.

ELIGIBILITY
All executive officers (within the meaning of Section 16 of the Exchange Act of 1934) who hold options with exercise prices at or above $16.71 per share and are continuously employed by ReachLocal or one of its subsidiaries throughout the offering period are eligible to participate in the stock option exchange program.

EXCHANGE DETAILS
•
Exchange Ratio: Eligible stock options may be exchanged for replacement stock options to purchase a lesser number of shares with an exercise price equal to the fair market value of ReachLocal’s common stock on the replacement grant date, depending on the exercise price as follows:

Exercise Price	Exchange Ratio (Eligible Options for Replacement Options)	Example
$16.71	1.15-for-1	500 eligible options exchanged for 434 replacement options
$22.46	1.45-for-1	500 eligible options exchanged for 344 replacement options

Some key features of the new “replacement” options include:

•
Type of Option: Eligible non-qualified stock options may be exchanged for replacement non-qualified stock options.  Eligible incentive stock options may be exchanged for replacement incentive stock options.

•
Vesting Period: New four-year term, vesting 12.5% on the six-month anniversary of the replacement grant date and in substantially equal installments monthly thereafter over the subsequent 42 months, subject to continued service through the vesting date.

•	Option Term: New seven-year term.

•
Exercise Price: The greater of the closing sale price of ReachLocal’s common stock, as reported on The NASDAQ Global Select Market, on the grant date of the replacement options, which will be the final day of the offering period, which we currently expect to be June 25, 2012, and $13.00 per share.

TIMING
•	The offering period begins now and will end at 11:59 p.m., Pacific Time, on June 25, 2012, unless ReachLocal is required or decides to extend the offering period to a later date.

•
Employees who wish to participate in the stock option exchange program must elect to participate during this window through the stock option exchange program website.  We will not accept any elections after 11:59 p.m., Pacific Time, on June 25, 2012, unless ReachLocal is required or decides to extend the offering period to a later date.

•
Employees who wish to change or withdraw their previously submitted election to exchange options may do so at any time on or before 11:59 p.m., Pacific Time, on June 25, 2012.  If ReachLocal is required or decides to extend the offering period to a later date, employees may change or withdraw their election at any time until the end of the offering period.  To withdraw a previously submitted election, an employee must submit a new election form before that deadline, indicating an election not to exchange eligible options.

•	Based on our expected timeline, employees will be granted a replacement option in exchange for each eligible option tendered for exchange on June 25, 2012.

HOW TO LEARN MORE
The election period for our stock option exchange program begins today.  There are many things to consider when deciding whether or not to participate in this program, and we encourage you to carefully read the offering materials available at https://reachlocal.equitybenefits.com before deciding whether to participate.  Please review the stock option exchange program website for more information and instructions on how to elect to participate in the program, change a prior election or withdraw your election before the end of the election period.

In addition, ReachLocal will be holding an informational webinar during the times listed below to provide an overview of the stock option exchange program. The date and times are:

Date of Webinar	Times of Webinar
June 1, 2012	11:30 a.m. Central time

Webinar login information will follow in a follow-up email.

REACHLOCAL MAKES NO RECOMMENDATION AS TO WHETHER YOU SHOULD PARTICIPATE IN THE STOCK OPTION EXCHANGE PROGRAM.  YOU MUST MAKE YOUR OWN DECISION WHETHER TO PARTICIPATE.  WE ENCOURAGE YOU TO SPEAK WITH YOUR FINANCIAL, LEGAL AND/OR TAX ADVISORS AS NECESSARY, BEFORE DECIDING WHETHER TO PARTICIPATE IN THIS PROGRAM.

If you have any questions about the exchange program, please contact optionexchangequestions@reachlocal.com.